Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - November 2007

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2003-2 $1,340MM 4/15/2008	2003-3 $1,425MM 7/15/2008	2003-4 $725MM 10/15/2013	2003-5 $1,000MM 10/15/2008	2003-6 $2,000MM 11/15/2008
Yield (1)	21.42%	21.42%	21.42%	21.42%	21.42%	21.42%
Less: Coupon	4.87%	4.84%	4.82%	4.97%	4.81%	4.80%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	4.06%	4.06%	4.06%	4.06%	4.06%	4.06%
Excess Spread (1):
November-07	10.99%	11.02%	11.04%	10.89%	11.05%	11.06%
October-07	6.66%	6.70%	6.71%	6.57%	6.72%	6.74%
September-07	5.38%	5.41%	5.43%	5.28%	5.44%	5.45%
Three Month Average Excess Spread	7.68%	7.71%	7.73%	7.58%	7.74%	7.75%

Delinquency:
30 to 59 Days	1.06%	1.06%	1.06%	1.06%	1.06%	1.06%
60 to 89 Days	0.74%	0.74%	0.74%	0.74%	0.74%	0.74%
90+ Days	1.56%	1.56%	1.56%	1.56%	1.56%	1.56%
Total	3.36%	3.36%	3.36%	3.36%	3.36%	3.36%

Principal Payment Rate	16.52%	16.52%	16.52%	16.52%	16.52%	16.52%

Footnote:

(1)	Yield and Excess Spread reflect a change in payment allocation in November 2007 between certain fees and account balances. This change has resulted in a one-time increase in cash yield which will be realized in the months of November and December.